PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-36480


                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS (SM) Trust

     This  prospectus  supplement  supplements   information  contained  in  the
prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Regional Bank HOLDRS" section of the base prospectus shall be replaced with the following:



                                                                               Primary
                                                                     Share     Trading
      Name of Company                                 Ticker        Amounts    Market
-------------------------------------------------    -----------  ----------  ----------
      AmSouth Bancorporation                            ASO            12        NYSE
      BB&T Corporation                                  BBT            10        NYSE
      Comerica Incorporated                             CMA             5        NYSE
      Fifth Third Bancorp                               FITB          13.5      NASDAQ
      Bank of America                                   BAC          27.765      NYSE
      KeyCorp                                           KEY            13        NYSE
      Marshall & Ilsley Corporation                      MI             6        NYSE
      Mellon Financial Corporation                      MEL            14        NYSE
      National City Corporation                         NCC            18        NYSE
      Northern Trust Corporation                        NTRS            7       NASDAQ
      Piper Jaffray Companies                           PJC          0.5683      NYSE
      State Street Corporation                          STT            10        NYSE
      SunTrust Banks, Inc.                              STI             9        NYSE
      Synovus Financial Corp.                           SNV             8        NYSE
      The PNC Financial Services Group, Inc.            PNC             9        NYSE
      US Bancorp                                        USB           56.83      NYSE
      Wachovia Corporation                               WB            41        NYSE
      Wells Fargo & Co.                                 WFC            24        NYSE



     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2005.